Two Harbors Investment Corp. Reports Fourth Quarter 2011 Financial Results
Strong Underlying Performance of Portfolio Resulting in
Core Earnings of $0.40 per Weighted Share, 17.4% Return on Average Equity
NEW YORK, February 7, 2012 - Two Harbors Investment Corp. (NYSE: TWO; NYSE Amex: TWO.WS), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, real estate and other financial assets, today announced its financial results for the quarter ended December 31, 2011.
Highlights

•	Core Earnings increased on a sequential quarter basis to $55.6 million, or $0.40 per diluted weighted average share.

•	RMBS portfolio generated an aggregate yield of 4.8%, driven by non-Agency portfolio performance of 9.7% in the fourth quarter of 2011.

•	Declared a dividend of $0.40 per common share, or 17.3% annualized dividend yield, based upon December 31, 2011 closing price of $9.24.

•
As of early February 2012, the company had substantially deployed the capital raised from its most recent secondary offering. The company completed this accretive offering on January 17, 2012 through the issuance of 39.1 million shares for net proceeds of approximately $354.5 million.

"We are particularly pleased with delivering a 12.6%1 total return in 2011, considering volatile market conditions," said Thomas Siering, Two Harbors' President and Chief Executive Officer. "We are well positioned and believe our security selection, hedging methods and ability to deploy capital across sectors allows us to optimize portfolio results. This belief is validated by our alpha generation in 2011. Further, our expansion into complementary business lines, which leverage our core strengths, including credit analysis, will help diversify our business model for the benefit of our shareholders."

(1) The term “total return” means (i) the change in Two Harbors' book value per share at December 31, 2011 as compared to December 31, 2010, plus, (ii) dividends declared by Two Harbors in 2011, divided by Two Harbors' book value per share at December 31, 2010.

Operating Performance

The following table summarizes the company's GAAP and non-GAAP earnings measurements and key metrics for the respective periods in 2011:

Two Harbors Operating Performance
(dollars in thousands, except per share data)	Q4-2011			YTD 2011
Earnings	Earnings	Per diluted weighted share	Return on average equity	Earnings	Per diluted weighted share	Return on average equity
Core Earnings[1]	$55,559	$0.40	17.4%	$153,538	$1.55	16.3%
GAAP Net Income	$51,430	$0.37	16.1%	$127,432	$1.29	13.5%
Adjusted GAAP Earnings[2]	$45,384	$0.32	14.2%	$170,573	$1.73	18.1%
Comprehensive Income	$19,039	$0.14	6.0%	$46,097	$0.47	4.9%

Operating Metrics	Q4-2011
Dividend per common share	$0.40
Book value per diluted share at period end	$9.03
Operating expenses as a percentage of average equity	1.0%

(1) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions, certain gains or losses on derivative instruments and non-recurring business combination expenses. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities ("Agency Derivatives") and premium income on credit default swaps.

(2) Adjusted GAAP Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding the unrealized fair value gains and losses associated with the company's interest rate swaps and swaptions utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements and available-for-sale securities.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended December 31, 2011 of $55.6 million, or $0.40 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended September 30, 2011 of $51.8 million, or $0.40 per diluted weighted average common share outstanding.

During the quarter, the company sold residential mortgage-backed securities and U.S. Treasuries for $1.8 billion with an amortized cost of $1.8 billion for a net realized gain of $2.0 million, net of tax, recognized a corresponding change in unrealized fair value losses on U.S. Treasury trading securities of $1.6 million, net of tax and recognized other-than-temporary impairment losses on our RMBS securities of $1.4 million, net of tax. During the quarter, the company had a net gain of $0.7 million, net of tax, related to swap terminations and a swaption expiration. In addition, the company recognized in earnings an unrealized gain, net of tax, of $6.0 million associated with its interest rate swaps and swaptions economically hedging its repurchase agreements and an unrealized gain, net of tax, of $0.7 million associated with its interest rate swaps economically hedging its trading securities as well as net losses on other derivative instruments of approximately $10.5 million, net of tax.

The company reported GAAP Net Income of $51.4 million, or $0.37 per diluted weighted average share outstanding, for the quarter ended December 31, 2011, as compared to $54.6 million, or $0.42 per diluted weighted average share outstanding, for the quarter ended September 30, 2011. On a GAAP basis, the company earned an annualized return on average equity of 16.1% and 17.1% for the quarters ended December 31, 2011 and September 30, 2011, respectively.

Two Harbors reported Adjusted GAAP Earnings for the quarter ended December 31, 2011 of $45.4 million, or $0.32 per diluted weighted average common share outstanding, as compared to Adjusted GAAP Earnings for the quarter ended September 30, 2011 of $71.3 million, or $0.55 per diluted weighted average common share outstanding. Included in Adjusted GAAP Earnings are unrealized gains and losses on Agency Derivatives. Fourth quarter 2011 was negatively impacted by net unrealized fair value losses on hedging activity, compared to unrealized fair value gains on hedging activity in the third quarter of 2011. On an Adjusted GAAP Earnings basis, the company recognized an annualized return on average equity of 14.2% and 22.3% for the comparative periods.

The company reported Comprehensive Income of $19.0 million, or $0.14 per diluted weighted average share outstanding, for the quarter ended December 31, 2011, as compared to Comprehensive Loss of $18.0 million, or negative $0.14 per diluted weighted average share outstanding, for the quarter ended September 30, 2011. Fourth quarter 2011 was negatively impacted by a net unrealized decline in fair value of $65.6 million on the company's non-Agency portfolio partially offset by a net unrealized increase in fair value on its Agency portfolio. The company records unrealized fair value gains and losses for RMBS, classified as available-for-sale, as Other Comprehensive Income in the Statement of Stockholders' Equity. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 6.0% and a loss of 5.6% for the quarters ended December 31, 2011 and September 30, 2011, respectively.

Other Key Metrics
Two Harbors declared a quarterly dividend of $0.40 per common share for the quarter ended December 31, 2011. The annualized dividend yield on the company's common stock for the fourth quarter, based on the December 31, 2011 closing price of $9.24, was 17.3%.

The company's book value per diluted share, after giving effect to the fourth quarter 2011 dividend of $0.40, was $9.03 as of December 31, 2011, compared to $9.30 as of September 30, 2011. The company's book value for the fourth quarter 2011 was primarily impacted by fair value deterioration in its non-Agency portfolio partially offset by fair value gains on its Agency portfolio.

Other operating expenses for the fourth quarter 2011 were approximately $3.2 million, or 1.0% of average equity, compared to approximately $2.9 million, or 0.9%, for the third quarter 2011.

Portfolio Summary
“The solid performance in our portfolio this quarter was in line with our expectations,” stated Bill Roth, Two Harbors' Co-Chief Investment Officer. “While we have favored non-Agencies recently, we have identified plenty of opportunities across sectors and have substantially completed deploying capital from the January offering."

For the quarter ended December 31, 2011, the annualized yield on average RMBS and Agency Derivatives was 4.8% and the annualized cost of funds on the average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.0%. This resulted in a net interest rate spread of 3.8%, a decline from 4.2% in the prior quarter. This decline was primarily due to a lower yield on the Agency portfolio compared to the prior quarter. The company reported debt-to-equity, defined as total borrowings to fund RMBS and Agency Derivatives divided by total equity, of 4.5:1.0 and 4.4:1.0 at December 31, 2011 and September 30, 2011, respectively.

The company's portfolio is principally composed of RMBS available-for-sale securities and Agency Derivatives. As of December 31, 2011, the total value of the portfolio was $6.4 billion, of which approximately $5.2 billion was Agency RMBS and Derivatives and $1.2 billion was non-Agency RMBS. As of December 31, 2011, fixed-rate securities composed 78.4% of the company's portfolio and adjustable-rate securities composed 21.6% of the company's portfolio, which are comparable percentages to the prior quarter. In addition, the company held $1.0 billion of U.S. Treasuries classified on its balance sheet as trading securities as of December 31, 2011, compared to $1.5 billion as of September 30, 2011.

Two Harbors was a party to interest rate swaps and swaptions as of December 31, 2011 with an aggregate notional amount of $8.7 billion, of which $7.3 billion was utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements.

 The following table summarizes the company's portfolio:

Two Harbors Portfolio
(dollars in thousands, except per share data)

RMBS and Agency Derivatives Portfolio Composition	As of December 31, 2011
Agency Bonds
Fixed Rate Bonds	$4,821,479	75.3%
Hybrid ARMs	231,678	3.6%
Total Agency	5,053,157	78.9%
Agency Derivatives	155,239	2.4%
Non-Agency Bonds
Senior Bonds	933,462	14.6%
Mezzanine Bonds	262,633	4.1%
Total Non-Agency	1,196,095	18.7%

Aggregate Portfolio	$6,404,491

Fixed-rate investment securities as a percentage of aggregate portfolio	78.4%
Adjustable-rate investment securities as a percentage of aggregate portfolio	21.6%

Portfolio Metrics	For the Quarter Ended December 31, 2011
Annualized yield on average RMBS and Agency Derivatives during the quarter
Agency	3.5%
Non-Agency	9.7%
Aggregate Portfolio	4.8%
Annualized cost of funds on average repurchase balance during the quarter[1]	1.0%
Annualized interest rate spread for aggregate portfolio during the quarter	3.8%
Weighted average cost basis of principal and interest securities
Agency	$106.54
Non-Agency	$55.74
Weighted average three month CPR for its RMBS portfolio
Agency	5.6%
Non-Agency	2.4%
Debt-to-equity ratio at period-end[2]	4.5 to 1.0

(1) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(2) Defined as total borrowings to fund RMBS and Agency Derivatives divided by total equity.

RMBS Agency securities owned by the company at period end experienced a three-month average Constant Prepayment Rate (CPR) of 5.6% during the fourth quarter of 2011, as compared to 5.0% during the third quarter of 2011. Including Agency Derivatives, the company experienced a three-month average CPR of 5.9% during the fourth quarter of 2011, as compared to 5.5% during the third quarter of 2011. The weighted average cost basis of the Agency portfolio was 106.5% of par as of December 31, 2011 and 106.3% of par as of September 30, 2011. The net premium amortization was $22.0 million and $15.1 million for the quarters ended December 31, 2011 and September 30, 2011, respectively.

Non-Agency securities owned by the company at both December 31, 2011 and September 30, 2011 experienced a three-month average CPR of 2.4%. The weighted average cost basis of the non-Agency portfolio was 55.7% of par as of December 31, 2011 and 55.8% of par as of September 30, 2011. The discount accretion was $22.2 million and $19.9 million for the quarters ended December 31, 2011 and September 30, 2011, respectively. The total net discount remaining was $1.3 billion and $1.3 billion as of December 31, 2011 and September 30, 2011, respectively.

Business Diversification

The company has announced further diversification of its business, as follows:

Asset Securitization Program
In May 2011, the company announced its plan to set up an asset securitization program, targeting $250 million as its first securitization. As of December 31, 2011, the company had $5.8 million in loans classified on the balance sheet as mortgage loans held-for-sale. There was no material impact to the company's financial results in the fourth quarter related to the asset securitization. The company will draw on its strength in credit analysis for this program and will continue to grow this business in an opportunistic manner.

Real Property Investment
Recently, the company announced a further diversification of its business model related to the acquisition of single family residential properties in certain metropolitan areas across the United States. The company intends to hold the properties for investment and rent them for income. The company did not own any properties as of December 31, 2011 and does not expect its investment in residential real property to represent a significant portion of its assets or to have a material impact on its operations or financial condition in the first quarter of 2012.

Share Repurchase Plan
On October 5, 2011, the company announced that its Board of Directors authorized the company to repurchase up to 10 million shares of its common stock. The shares may be repurchased from time to time through privately negotiated transactions or open market transactions, or by any combination of such methods. At this time, the company has not repurchased any of its shares with this plan.

Dividends and Taxable Earnings
The company declared dividends to stockholders totaling $165.6 million, or $1.60 per share, for the 2011 taxable year. As a REIT, the company is required to distribute at least 90.0% of its taxable income to stockholders, subject to certain distribution requirements. The company distributed 92.0% of its taxable earnings to stockholders in 2011.

Conference Call
Two Harbors Investment Corp. will host a conference call on February 8, 2012 at 9:00 a.m. EST to discuss fourth quarter 2011 financial results and related information. To participate in the teleconference, please call toll-free 877-868-1835 (or 914-495-8581 for international callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company's website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12 p.m. EST on February 8, 2012 through 9 p.m. EST on February 16, 2011. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers) and providing Confirmation Code 45319323. The call will also be archived on the company's website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, real estate and other financial assets. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the inability to acquire single family residential properties at attractive prices or lease such properties on a profitable basis, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors' most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures that exclude certain items. Two Harbors' management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company's core business operations, and uses these measures to gain a comparative understanding of the company's operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of Two Harbors' operations; however, as these measures are not in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 10 of this release.

Additional Information
Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the SEC's Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 150, Minnetonka, MN 55305, telephone 612-629-2500.

Contact
Christine Battist, Investor Relations, Two Harbors Investment Corp., 612-629-2507, christine.battist@twoharborsinvestment.com.

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31, 2011	December 31, 2010
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$6,249,252	$1,354,405
Trading securities, at fair value	1,003,301	199,523
Mortgage loans held-for-sale	5,782	—
Cash and cash equivalents	360,016	163,900
Total earning assets	7,618,351	1,717,828
Restricted cash	166,587	22,548
Accrued interest receivable	23,437	5,383
Due from counterparties	32,587	12,304
Derivative assets, at fair value	251,856	38,109
Other assets	7,566	1,260
Total Assets	$8,100,384	$1,797,432

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Repurchase agreements	$6,660,148	$1,169,803
Derivative liabilities, at fair value	49,080	158
Accrued interest payable	6,456	785
Due to counterparties	45,565	231,724
Accrued expenses and other liabilities	8,912	2,063
Dividends payable	56,239	10,450
Income taxes payable	3,898	1
Total liabilities	6,830,298	1,414,984

Stockholders' Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued
and outstanding	—	—
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 140,596,708
and 40,501,212 shares issued and outstanding, respectively	1,406	405
Additional paid-in capital	1,373,099	366,974
Accumulated other comprehensive income (loss)	(58,716)	22,619
Cumulative earnings	157,452	30,020
Cumulative distributions to stockholders	(203,155)	(37,570)
Total stockholders' equity	1,270,086	382,448
Total Liabilities and Stockholders' Equity	$8,100,384	$1,797,432

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$71,713	$12,780	$197,126	$39,844
Trading securities	1,376	155	4,159	170
Mortgage loans held-for-sale	2	—	2	—
Cash and cash equivalents	106	37	347	107
Total interest income	73,197	12,972	201,634	40,121
Interest expense	9,129	1,644	22,709	4,421
Net interest income	64,068	11,328	178,925	35,700
Other-than-temporary impairment losses	(1,437)	—	(5,102)	—
Other income:
Gain on investment securities, net	361	1,519	36,520	6,127
Gain (loss) on interest rate swap and swaption agreements	1,411	3,693	(86,769)	(6,344)
(Loss) gain on other derivative instruments	(10,719)	2,959	26,755	7,156
Total other income (loss)	(8,947)	8,171	(23,494)	6,939
Expenses:
Management fees	5,178	921	14,241	2,989
Other operating expenses	3,246	1,246	9,762	4,578
Total expenses	8,424	2,167	24,003	7,567
Net income before income taxes	45,260	17,332	126,326	35,072
Benefit from (provision for) income taxes	6,170	(872)	1,106	683
Net income attributable to common stockholders	$51,430	$16,460	$127,432	$35,755

Net income available per share to common stockholders:
Basic and Diluted	$0.37	$0.60	$1.29	$1.60

Weighted average shares outstanding:
Basic and Diluted	140,592,941	27,532,462	98,826,868	22,381,683

Comprehensive income:

Net income	$51,430	$16,460	$127,432	$35,755
Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities, net	(32,391)	6,568	(81,335)	23,569
Other comprehensive income (loss)	(32,391)	6,568	(81,335)	23,569
Comprehensive income	$19,039	$23,028	$46,097	$59,324

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Reconciliation of net income attributable to common stockholders to
Core Earnings:

Net income attributable to common stockholders	$51,430	$16,460	$127,432	$35,755

Adjustments for non-core earnings:
Gain on sale of securities, net of tax	(2,035)	(1,629)	(31,619)	(6,154)
Other-than-temporary impairment loss	1,437	—	5,102	—
Unrealized loss (gain) on trading securities, net of tax	1,624	315	(2,329)	315
Unrealized (gain) loss, net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	(6,046)	(5,256)	43,141	(1,461)
Unrealized (gain) loss, net of tax, on interest rate swap economically hedging trading securities	(669)	(328)	(4,099)	(328)
Realized (gain) loss on termination or expiration of swaps and swaptions, net of tax	(728)	1,294	19,255	3,780
Loss (gain) on other derivative instruments, net of tax	10,546	(973)	(3,345)	(2,738)

Core Earnings	$55,559	$9,883	$153,538	$29,169

Weighted average shares outstanding - basic and diluted	140,592,941	27,532,462	98,826,868	22,381,683

Core Earnings per weighted average share outstanding - basic and diluted	$0.40	$0.36	$1.55	$1.30

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Reconciliation of net income attributable to common stockholders to
Adjusted GAAP Earnings:

Net income attributable to common stockholders	$51,430	$16,460	$127,432	$35,755

Adjustments to GAAP Net Income:
Unrealized (gain) loss, net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	(6,046)	(5,256)	43,141	(1,462)

Adjusted GAAP Earnings	$45,384	$11,204	$170,573	$34,293

Weighted average shares outstanding - basic and diluted	140,592,941	27,532,462	98,826,868	22,381,683

Adjusted GAAP Earnings per weighted avg. share outstanding - basic and diluted	$0.32	$0.41	$1.73	$1.53